EXHIBIT 99.1

First Niagara Reports First Quarter 2016 Results

  First quarter operating earnings of $0.14 per diluted share
    First quarter GAAP earnings of $0.11 per diluted share, including merger-related integration expenses
  Average loans increased 5% annualized QOQ
    Average commercial loans (CRE and commercial business) up 7% annualized QOQ
    Average consumer loans increased 2% annualized QOQ driven by indirect auto loan growth
  Average deposit balances increased 1% annualized QOQ and 4% YOY
    Average retail deposit balances increased 8% annualized QOQ and 3% YOY
    Average retail noninterest-bearing deposit balances increased 18% annualized QOQ and 4% YOY
  Originated net charge-offs decreased 15 basis points QOQ to 0.22% of average originated loans

BUFFALO, N.Y., April 29, 2016 (GLOBE NEWSWIRE) -- First Niagara Financial Group, Inc. (NASDAQ:FNFG) today reported GAAP net income available to common shareholders of $40.8 million, or $0.11 per diluted share for the first quarter of 2016, compared to $43.3 million, or $0.12 per diluted share, for the quarter ended December 31, 2015. Excluding merger-related costs incurred during the first quarter of 2016, operating net income available to common shareholders was $49.9 million, or $0.14 per diluted share.

“The First Niagara team remains fully committed to keeping our customers at the center of all we do and their efforts are reflected in our first-quarter performance, which is highlighted by continued strong core business fundamentals, particularly loan and deposit growth. Compared to the year-ago quarter, we grew average commercial loans by 5%, delivered 7% growth in average checking account deposit balances, and reported improved credit metrics," said Gary M. Crosby, President and Chief Executive Officer.  “We’re maintaining a strong competitive position while we move forward on our planned merger with KeyCorp.”

“In the first quarter, we delivered on the strong commercial loan pipeline at year-end which translated to an 11% annualized increase in period-end C&I loan balances and 5% QOQ increase on an average basis,” said Gregory W. Norwood, Chief Financial Officer. “Revenue and expenses were largely consistent with typical first quarter seasonal trends. Our originated net charge-offs of just 22 basis points in the first quarter also reflects continued stable asset quality as well as the recovery on an energy credit that was previously charged-off.”

First Quarter Results

In the first quarter of 2016, First Niagara reported GAAP net income available to common shareholders of $40.8 million, or $0.11 per diluted share, compared to $43.3 million, or $0.12 per diluted share in the fourth quarter of 2015. Reported results in the first quarter of 2016 and fourth quarter of 2015 reflect pre-tax merger related and restructuring costs of $13 million and $18 million, respectively. Excluding these items, operating net income available to common shareholders was $49.9 million, or $0.14 per diluted share, compared to $55.3 million, or $0.15 per diluted share in the fourth quarter of 2015.

Compared to the fourth quarter of 2015, the change in operating net income available to common shareholders was primarily driven by:

  A $1 million increase in net interest income driven by a 5% annualized increase in average earning assets and two basis point expansion in net interest margin in part driven by higher short-term interest rates, and partially offset by lower net interest income from one less day in the first quarter.
  A $10 million or 12% decrease in noninterest income driven by moderation in capital markets income from strong fourth quarter levels which included a favorable credit valuation adjustment, seasonal declines in deposit service charges and merchant and card fees, lower wealth management income due to lower producer levels and equity market volatility, and lower mortgage banking revenues due to a $1 million repurchase reserve reversal taken in the fourth quarter of 2015.
  A $6 million or 2% decrease in operating noninterest expenses primarily driven by lower technology and professional services spend, partially offset by typical first quarter increases in payroll taxes and other benefits expenses.
  A higher effective tax rate attributable to the expiration of benefits from certain tax credit investments.

In the first quarter of 2015, First Niagara reported GAAP net income available to common shareholders of $43.8 million, or $0.12 per diluted share. Results in the first quarter of 2015 included $18 million of pre-tax restructuring charges. Excluding these nonrecurring items, first quarter 2015 net income available to common shareholders was $54.7 million, or $0.15 per diluted share.

Compared to the first quarter of 2015, the change in operating net income available to common shareholders in the first quarter of 2016 was primarily driven by:

  A 2% increase in net interest income driven by a 3% annualized increase in average earning assets, offset by a seven basis point compression in the net interest margin driven by increases in cost of deposits and borrowings.
  A $10 million increase in provision for loan losses driven by greater reserve build.
  A 4% decrease in noninterest income, driven by lower capital markets, lower commercial lines insurance revenues, and lower wealth management income attributable to market volatility in the first quarter of 2016.
  Modestly lower noninterest expense as an increase in incentive compensation expenses was offset by declines in amortization of intangibles, marketing spend, FDIC assessments and third party professional services expenses.

Operating Results (Non-GAAP)	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
Net interest income	$267.6	$266.5	$263.5	$263.1	$262.9
Provision for credit losses	22.5	22.9	19.8	20.8	12.8
Noninterest income	79.1	89.4	83.4	86.6	82.2
Noninterest expense	241.9	247.4	245.4	247.9	243.5
Operating net income	57.4	62.8	60.5	61.0	62.2
Preferred stock dividend	7.5	7.5	7.5	7.5	7.5
Operating net income available to common	$49.9	$55.3	$52.9	$53.5	$54.7
Weighted average diluted shares outstanding	354.0	353.8	353.2	352.8	352.6
Operating earnings per diluted share	$0.14	$0.15	$0.15	$0.15	$0.15

Reported Results (GAAP)	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
Operating net income before non-op. items	$57.4	$62.8	$60.5	$61.0	$62.2
Non-operating items (a)	9.1	12.0	-	-	10.9
Net Income	48.3	50.8	60.5	61.0	51.4
Preferred stock dividend	7.5	7.5	7.5	7.5	7.5
Net income available to common	$40.8	$43.3	$52.9	$53.5	$43.8
Weighted average diluted shares outstanding	354.0	353.8	353.2	352.8	352.6
Earnings per diluted share	$0.11	$0.12	$0.15	$0.15	$0.12

All amounts in millions except earnings per diluted share.

(a) Q1 2016: Non-operating charges comprised of merger related costs including employee retention expenses, classification of compensation of certain personnel dedicated to merger integration efforts as well as costs related to securing shareholder approval for the merger, net of taxes.

    Q4 2015: Non-operating charges primarily comprised of merger related costs including investment banker and other professional services fees, employee retention expenses, classification of compensation of certain personnel dedicated to merger integration efforts as well as third-party professional fees incurred in connection with the overstatement of allowance resulting from mid-level employee misconduct, net of taxes.

    Q1 2015: Non-operating charges primarily related to staffing realignment, branch consolidations and third-party professional fees incurred in connection with the overstatement of allowance resulting from mid-level employee misconduct, net of taxes.

Loans

Average loans increased 5% annualized from the prior quarter to $24.1 billion, driven primarily by increases in the company’s commercial real estate (CRE), commercial business (C&I), and indirect auto portfolios. On an end-of-period basis, total loans increased 2% annualized from the prior quarter driven by an 11% annualized increase in C&I loans and 12% increase in indirect auto loans.

Average commercial loans, which include commercial business (C&I) and commercial real estate (CRE) loans, increased 7% annualized from prior quarter to $14.7 billion, primarily driven by growth in the company’s New England, Western Pennsylvania, and Tri-State regions.

  Average CRE loans increased 7% annualized from the prior quarter to $8.6 billion driven by new commercial mortgage and construction lending volumes.
  Average C&I loans increased 6% annualized QOQ to $6.1 billion reflecting strong origination activity across the company’s footprint.

Average consumer loans increased 2% annualized from prior quarter to $9.4 billion.

  Average indirect auto loan balances increased 9% annualized or by $51 million to $2.4 billion, as strong new origination activity was partially offset by increased pay-downs. Indirect auto originations during the quarter totaled $314 million. New originations in the first quarter yielded 3.41%, net of dealer reserve, compared to 3.30% on originations in the prior quarter.
  Average residential real estate loans were flat to the prior quarter.
  Home equity balances increased for the twelfth consecutive quarter to $3.1 billion, or 2% annualized from the prior quarter as new volumes were offset by pay-downs driven by higher customer refinancing activity given low mortgage rates.
  Credit card balances were down $8 million, or 11% annualized due to typical seasonality.

Average Loans	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
Commercial real estate	$8,625	$8,476	$8,277	$8,257	$8,263
Commercial business	6,062	5,971	5,972	5,830	5,797
Total commercial	14,687	14,447	14,249	14,087	14,060
Residential real estate	3,346	3,346	3,338	3,326	3,338
Home equity	3,066	3,052	3,001	2,963	2,939
Indirect auto	2,420	2,369	2,293	2,238	2,187
Credit cards	297	305	306	304	311
Other consumer	242	250	255	260	275
Total consumer	9,371	9,322	9,193	9,091	9,050
Total loans	$24,058	$23,769	$23,442	$23,178	$23,110

All amounts in millions.

Credit Quality

At March 31, 2016, the allowance for loan losses was $253 million, compared to $242 million at December 31, 2015.  In the first quarter, provision for loan losses totaled $22.5 million, compared to $22.4 million in the prior quarter. Nonperforming assets comprised 0.59% of total assets, essentially flat compared to December 31, 2015.  Information for both the originated and acquired portfolios follows.

	Q1 2016			Q4 2015
$ in millions	Originated	Acquired	Total	Originated	Acquired	Total
Provision for loan losses*	$22 .5	$0.0	$22.5	$22.4	$0.0	$22.4
Net charge-offs	11.4	0.4	11.8	19.1	0.0	19.1
NCOs/ Avg Loans	0.22%	0.05%	0.20%	0.37%	0.00%	0.32%
Total loans**	$21,362	$2,817	$24,178	$21,101	$2,937	$24,038
Allowance	$247.8	$5.0	$252.8	$236.7	$5.3	$242.0
Allowance/Loans	1.16%	0.18%	1.05%	1.12%	0.18%	1.01%
Nonperforming Loans	$196.7	$24.9	$221.5	$188.2	$25.3	$213.6
NPLs/ Loans	0.92%	0.88%	0.92%	0.89%	0.86%	0.89%
Criticized	$775.9	$178.5	$954.5	$761.6	$183.2	$944.8
Criticized as % of Loans	3.63%	6.34%	3.95%	3.61%	6.24%	3.93%
Classified	$462.9	$138.6	$601.5	$450.7	$152.2	$602.9
Classified as % of Loans	2.17%	4.92%	2.49%	2.14%	5.18%	2.51%

(*) Excludes provision for unfunded commitment of $0.5 million in 4Q15; none in 1Q16
(**) Acquired loans net of associated credit discount; see accompanying tables for further information

Originated loans

The provision for loan losses on originated loans totaled $23 million, compared to $22 million in the fourth quarter of 2015. The current quarter provision included $11 million to cover net charge-offs on originated loans and $11 million to support both $261 million in originated loan growth and reserve  build toward the company’s exposure to scrap metal companies and demolition companies whose profitability is partially dependent on the sale of scrap metal. Originated net charge-offs in the first quarter equaled $11 million or 22 basis points of average originated loans, down from 37 basis points in the fourth quarter of 2015. The decrease in net charge-offs were driven by a recovery on a previously charged-off energy credit as well as moderation from elevated fourth quarter levels which included losses related to two commercial credits.

At March 31, 2016, nonperforming originated loans totaled $197 million, or 0.92% of originated loans, compared to 0.89% at December 31, 2015. The increase was primarily driven by new inflows of a few energy-related commercial credits, as well as a demolition contractor whose profitability is partially dependent on the sale of scrap metal, and offset by pay-downs, charge-offs and resolutions. At March 31, 2016, the allowance for loan losses on originated loans totaled $248 million or 1.16% of such loans, compared to $237 million or 1.12% of such loans at December 31, 2015. The increase in allowance coverage ratio reflects reserve build toward the company’s modest metals exposure.

Acquired loans

There was no provision for losses on acquired loans in both the first quarter of 2016 and the fourth quarter of 2015.  Net charge-offs on the acquired portfolio were $0.4 million, compared to zero in the prior quarter.  At March 31, 2016, the allowance for loan losses on acquired loans totaled $5 million, unchanged from December 31, 2015. Acquired nonperforming loans totaled $25 million, also unchanged from the prior quarter.  At March 31, 2016, remaining credit marks available to absorb losses on a pool-by-pool basis totaled $57 million.

Deposits

Average deposits increased 1% annualized from the prior quarter to $28.9 billion.

  Non-interest checking deposit balances averaged $5.7 billion, decreased 14% annualized from the prior quarter driven by business and municipal deposit balances but were up 4% from the year-ago period.
  Time deposits increased 24% annualized to $3.7 billion, driven by a $144 million increase in brokered certificate of deposit (CD) balances and an $86 million increase in Retail CDs.
  Money market deposit balances were flat from the prior quarter as a $135 million, or 8%, increase in retail money market balances was offset by seasonal declines in municipal money market deposit balances.
  Average transactional deposit balances, which include interest-bearing and noninterest-bearing checking account balances, increased 6% from the year-ago period and decreased 6% annualized from the prior quarter and currently represents 38% of the company’s deposit balances.
  The 2% sequential increase in interest-checking deposit balances was driven by a $74 million increase in retail interest checking balances.
  Average savings balances increased 1% annualized from the prior quarter driven by modestly higher retail balances.

Average Deposits	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
Noninterest-bearing deposits	$5,666	$5,868	$5,661	$5,427	$5,430
Savings accounts	3,371	3,364	3,427	3,494	3,432
Interest-bearing checking	5,362	5,333	5,165	5,131	5,001
Money market deposits	10,725	10,719	10,403	10,251	10,132
Certificates of deposit	3,726	3,515	3,962	3,917	3,778
Total deposits	$28,850	$28,799	$28,618	$28,220	$27,773

All amounts in millions.

Net Interest Income

First quarter 2016 GAAP net interest income of $268 million increased $1 million from the prior quarter, driven in part by earning asset growth and modest benefit from an increase in short-term interest rates and offset by one less day in the quarter. Reported net interest margin of 3.00% was up 2 basis points from the prior quarter.

  Yields on loans increased 8 basis points to 3.73% primarily reflecting benefit from the recent increase in short-term interest rates.
  Yields on investment securities increased 2 basis points to 2.92%.
  The average cost of interest-bearing deposits increased 2 basis points from the prior quarter to 0.32%.

Net Interest Income (Tax Equivalent)	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
Quarter as Reported	$272.8	$271.7	$268.5	$268.0	$267.8
Less: CLO pay-off discount recognition	-	-	(1.2)	(2.3)	-
Add: CMO Retroactive premium amortization	-	-	-	1.1	-
Add: CRE prepayment penalties	-	(0.5)	-	-	-
Less: Early loan payoffs	-	-	-	(1.7)	-
Less: Other miscellaneous items	(0.6)	(0.5)	-	-	-
Sub-Total	(0.6)	(1.0)	(1.2)	(2.9)	-
Normalized Net Interest Income	$272.2	$270.7	$267.3	$265.1	$267.8

All amounts in millions.

Net Interest Margin (Tax Equivalent)	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
Quarter as Reported	3.00%	2.98%	2.98%	3.02%	3.07%
Less: CLO pay-off discount recognition	-	-	(0.01)%	(0.03)%	-
Add: CMO Retroactive premium amortization	-	-	-	0.01%	-
Add: CRE prepayment penalties	-	(0.01)%	-	-	-
Less: Early loan payoffs	-	-	-	(0.02%)	-
Less: Other miscellaneous items	(0.01)%	(0.01)%	-	-	-
Sub-Total	(0.01)%	(0.02)%	(0.01)%	(0.03)%	-
Normalized Net Interest Margin	2.99%	2.96%	2.97%	2.99%	3.07%

Noninterest Income

First quarter 2016 noninterest income of $79 million decreased 12% or $10 million compared to the prior quarter.

  Deposit service charges decreased $1 million or 6% due to typical first quarter seasonality.
  Merchant and card fees decreased $1 million driven by seasonally lower interchange revenues consistent with lower card transaction volumes.
  Wealth management revenue decreased $1 million from prior quarter driven in part by equity market volatility.
  Capital markets income, which includes income from derivatives and syndications, decreased $4 million, primarily driven by an unfavorable quarter-over-quarter change in credit valuation adjustments.
  Mortgage banking revenues were $1 million lower than the prior quarter reflecting a $1 million repurchase reserve reversal recognized in the fourth quarter of 2015. Locked volumes increased QOQ, while gain-on-sale margin remained relatively flat.
  Other noninterest income decreased $2 million from the prior quarter due to lower equity and investment gains as well as a one-time gain from the sale of a low-income housing property recognized in the prior quarter.

Noninterest Income	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
Deposit service charges	$21.5	$22.9	$22.9	$22.2	$20.4
Insurance commissions	14.6	14.9	18.3	17.1	15.7
Merchant and card fees	12.3	13.3	13.4	13.3	11.9
Wealth management services	13.6	14.6	14.6	15.7	14.7
Mortgage banking	4.0	4.9	5.1	5.8	4.9
Capital markets income	2.3	6.6	2.6	5.3	4.2
Lending and leasing	4.1	4.2	4.5	4.0	4.4
Bank owned life insurance	3.5	3.3	2.8	3.2	3.6
Other income	3.2	4.7	(0.7)	0.1	2.6
Total noninterest income	$79.1	$89.4	$83.4	$86.6	$82.2

All amounts in millions.

Noninterest Expense

Operating noninterest expenses totaled $242 million in the first quarter of 2016, or 2% lower than fourth quarter 2015 levels. The quarter-over-quarter decrease was primarily driven by lower technology and professional services expenses.

  Salaries and benefits expense of $115 million increased modestly compared to the prior quarter as typical resetting of payroll taxes and other seasonal benefits more than offset lower salaries from lower headcount.
  Occupancy and equipment expense increased 2%, due primarily to lower rental income associated with a property that was sold.
  Technology and communications decreased $3 million, or 7% from prior quarter on lower infrastructure costs and depreciation expense.
  Marketing and advertising spend were $1 million lower compared to fourth quarter levels and consistent with seasonal patterns.
  Professional services fees decreased $3 million from fourth quarter levels driven by pause of certain projects and the associated decline in third party services expenses.
  Other expenses decreased $1 million sequentially driven in part by lower other real estate (ORE) valuation write-downs and other corporate expenses.

Operating Noninterest Expense (Non-GAAP)*	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
Salaries and employee benefits	$115.0	$113.1	$113.8	$113.6	$112.0
Occupancy and equipment	26.5	26.0	25.5	26.0	27.3
Technology and communications	35.4	38.2	38.3	36.5	35.1
Marketing and advertising	8.8	9.7	8.4	10.3	9.9
Professional services	12.4	15.4	18.1	16.3	13.1
Amortization of intangibles	3.9	4.0	4.0	5.1	6.2
Federal deposit insurance premiums	10.5	10.4	10.0	11.8	11.2
Other expense	29.4	30.7	27.3	28.4	28.9
Total operating noninterest expense	$241.9	$247.4	$245.4	$247.9	$243.5

*All amounts in millions. See appendix for reconciliation of GAAP to Non-GAAP amounts

In the first quarter of 2016, the operating efficiency ratio was 69.8%, compared to 69.5% in the prior quarter.

Capital

Beginning in the first quarter of 2015, all regulatory capital ratios and amounts were calculated under the Basel III standardized transitional approach. At March 31, 2016, the company’s consolidated Total Risk Based capital and Common Equity Tier 1 capital ratios were 12.1% and 8.6%, respectively, relatively unchanged from December 31, 2015. The company remains well above current regulatory guidelines for well-capitalized institutions.

About First Niagara

First Niagara, through its wholly owned subsidiary, First Niagara Bank, N.A., is a multi-state community-oriented bank with approximately 390 branches, $40 billion in assets, $30 billion in deposits, and approximately 5,300 employees providing financial services to individuals, families and businesses across New York, Pennsylvania, Connecticut and Massachusetts. For more information, visit www.firstniagara.com.

Safe Harbor Statement

Non-GAAP Measures - This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  The company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry.  In addition, the company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the company’s results and to assess performance in relation to the company’s ongoing operations.  These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the company.  These forward-looking statements involve certain risks and uncertainties.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) impact of the pending merger agreement on customers and employees; and (7) ability to consummate the merger transaction with KeyCorp on a timely basis or at all.

First Niagara Financial Group, Inc.
Income Statement Highlights - Reported Basis
(in thousands, except per share amounts)

	2016	2015				2014
	First	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter

Interest income:
Loans and leases	$219,050	$214,945	$211,407	$211,899	$210,371	$214,609
Investment securities and other	89,759	88,825	87,914	86,356	86,280	86,919
Total interest income	308,809	303,770	299,321	298,255	296,651	301,528

Interest expense:
Deposits	18,640	17,147	17,040	16,568	15,344	14,295
Borrowings	22,578	20,074	18,790	18,577	18,363	17,450
Total interest expense	41,218	37,221	35,830	35,145	33,707	31,745

Net interest income	267,591	266,549	263,491	263,110	262,944	269,783
Provision for credit losses	22,519	22,900	19,768	20,756	12,765	35,706
Net interest income after provision	245,072	243,649	243,723	242,354	250,179	234,077

Noninterest income:
Deposit service charges	21,507	22,919	22,944	22,208	20,389	22,611
Insurance commissions	14,562	14,920	18,252	17,060	15,714	14,764
Merchant and card fees	12,329	13,318	13,423	13,317	11,907	13,043
Wealth management services	13,610	14,567	14,572	15,718	14,650	14,404
Mortgage banking	3,950	4,894	5,070	5,783	4,887	4,600
Capital markets income	2,323	6,580	2,608	5,284	4,152	8,312
Lending and leasing	4,051	4,248	4,487	3,998	4,353	4,567
Bank owned life insurance	3,540	3,259	2,819	3,160	3,592	3,187
Other income	3,196	4,696	(732)	79	2,600	(8,311)
Total noninterest income	79,068	89,401	83,443	86,607	82,244	77,177

Noninterest expense:
Salaries and employee benefits	115,007	113,063	113,794	113,561	111,973	110,985
Occupancy and equipment	26,466	25,961	25,538	26,021	27,332	28,379
Technology and communications	35,419	38,232	38,301	36,486	35,061	33,940
Marketing and advertising	8,821	9,719	8,445	10,297	9,863	11,584
Professional services	12,401	15,361	18,052	16,321	13,070	16,644
Amortization of intangibles	3,860	3,972	4,001	5,092	6,205	6,432
Federal deposit insurance premiums	10,460	10,383	10,026	11,750	11,158	11,911
Merger and acquisition integration expenses	13,473	14,198	-	-	-	-
Restructuring charges	-	3,378	-	-	17,517	9,066
Deposit account remediation	-	-	-	-	-	(23,000)
Other expense	29,445	30,728	27,276	28,371	28,859	28,371
Total noninterest expense	255,352	264,995	245,433	247,899	261,038	234,312

Income before income tax	68,788	68,055	81,733	81,062	71,385	76,942
Income tax expense	20,481	17,255	21,251	20,052	20,000	7,875
Net income	48,307	50,800	60,482	61,010	51,385	69,067
Preferred stock dividend	7,547	7,547	7,547	7,547	7,547	7,547
Net income available to common stockholders	$40,760	$43,253	$52,935	$53,463	$43,838	$61,520

Financial Ratios:
Earnings per basic share	$0.11	$0.12	$0.15	$0.15	0.12	0.17
Earnings per diluted share	$0.11	$0.12	$0.15	$0.15	0.12	0.17
Weighted average shares outstanding - basic(1)	351,372	351,306	351,293	351,126	350,741	350,444
Weighted average shares outstanding - diluted(1)	353,965	353,797	353,248	352,791	352,621	352,152
Net revenue(2)	$346,659	$355,950	$346,934	$349,717	$345,188	$346,960
Noninterest income as a percentage of net revenue(2)	22.81%	25.12%	24.05%	24.76%	23.83%	22.24%
Pre-tax, pre-provision income(3)	$91,307	$90,955	$101,501	$101,818	$84,150	$112,648
Pre-tax, pre-provision income per diluted share(3)	$0.26	$0.26	$0.29	$0.29	$0.24	$0.32
Pre-tax, pre-provision return on average assets(3)	0.92%	0.91%	1.03%	1.05%	0.88%	1.17%
Net interest margin(4)	3.00%	2.98%	2.98%	3.02%	3.07%	3.11%
Interest yield on average loans(4)	3.73%	3.65%	3.64%	3.73%	3.75%	3.78%
Rate paid on interest-bearing liabilities	0.56%	0.51%	0.50%	0.49%	0.48%	0.45%
Efficiency ratio	73.7%	74.4%	70.7%	70.9%	75.6%	67.5%
Expenses as a percentage of average loans and deposits	1.9%	2.0%	1.9%	1.9%	2.1%	1.8%
Effective tax rate	29.8%	25.4%	26.0%	24.7%	28.0%	10.2%
Return on average assets(5)	0.49%	0.51%	0.61%	0.63%	0.54%	0.72%
Return on average equity(5)	4.68%	4.85%	5.78%	5.90%	5.05%	6.62%
Return on average tangible equity(3)(5)	7.04%	7.32%	8.73%	8.94%	7.68%	10.07%
Return on average common equity	4.30%	4.50%	5.51%	5.63%	4.69%	6.42%
Return on average tangible common equity(3)	6.77%	7.10%	8.72%	8.94%	7.48%	10.24%

(1) Share count excludes unallocated ESOP shares prior to January 1, 2015 and unvested restricted stock shares.
(2) Net revenue is comprised of net interest income and noninterest income.
(3) The tables in this earnings release present the computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(4) Yields and rates calculated on a tax equivalent basis.
(5) Return used to calculate ratio excludes preferred stock dividend.

First Niagara Financial Group, Inc.
Period End Balance Sheet				3
(in thousands)

	2016	2015				2014
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,

Cash and cash equivalents	$382,539	$672,243	$420,289	$527,323	$387,676	$420,033
Investment securities:
Available for sale	5,439,220	5,471,291	5,725,608	5,750,860	5,911,419	5,915,338
Held to maturity	6,720,817	6,387,689	6,280,049	6,169,838	6,214,561	5,941,621
FHLB and FRB common stock	375,960	410,452	373,066	379,135	375,090	411,857
Total investment securities	12,535,997	12,269,432	12,378,723	12,299,833	12,501,070	12,268,816
Loans held for sale	26,592	46,096	51,056	59,816	48,755	39,825
Loans and leases:
Commercial:
Real estate	8,625,965	8,652,255	8,365,808	8,312,332	8,287,108	8,204,027
Business	6,174,753	6,013,217	6,031,358	5,923,524	5,790,980	5,775,413
Total commercial loans	14,800,718	14,665,472	14,397,166	14,235,856	14,078,088	13,979,440
Consumer:
Residential real estate	3,330,533	3,354,639	3,345,701	3,329,799	3,330,216	3,353,081
Home equity	3,057,154	3,068,962	3,032,618	2,984,872	2,943,844	2,936,123
Indirect auto	2,464,318	2,393,105	2,330,826	2,256,004	2,200,913	2,166,320
Credit cards	288,747	310,813	305,779	304,682	301,228	324,113
Other consumer	236,911	244,935	254,109	257,204	263,985	278,305
Total consumer loans	9,377,663	9,372,454	9,269,033	9,132,561	9,040,186	9,057,942
Total loans and leases	24,178,381	24,037,926	23,666,199	23,368,417	23,118,274	23,037,382
Allowance for loan losses	252,800	242,036	238,700	235,600	231,138	234,251
Loans and leases, net	23,925,581	23,795,890	23,427,499	23,132,817	22,887,136	22,803,131
Bank owned life insurance	439,084	436,709	434,263	431,335	428,454	426,192
Goodwill and other intangibles	1,392,367	1,396,227	1,400,199	1,404,201	1,410,800	1,417,005
Other assets	1,370,275	1,301,789	1,301,152	1,208,218	1,243,588	1,176,036
Total assets	$40,072,435	$39,918,386	$39,413,181	$39,063,543	$38,907,479	$38,551,038

Deposits:
Savings accounts	$3,428,924	$3,389,728	$3,359,320	$3,483,777	$3,488,441	$3,451,616
Interest-bearing checking	5,553,928	5,478,947	5,285,987	5,088,856	5,158,264	5,084,456
Money market deposits	10,884,350	10,653,792	10,483,721	10,303,873	10,368,358	9,962,220
Noninterest-bearing deposits	5,739,509	5,834,534	5,813,571	5,549,944	5,500,484	5,407,382
Certificates of deposit	3,954,033	3,343,878	3,873,521	4,020,367	3,734,226	3,875,563
Total deposits	29,560,744	28,700,879	28,816,120	28,446,817	28,249,773	27,781,237

Short-term borrowings	3,255,890	4,348,586	4,086,415	4,275,886	4,739,264	5,471,974
Long-term borrowings	2,608,014	2,308,101	1,783,402	1,683,476	1,233,550	733,620
Other liabilities	498,084	434,492	587,867	536,239	559,646	471,449
Total liabilities	35,922,732	35,792,058	35,273,804	34,942,418	34,782,233	34,458,280
Preferred stockholders' equity	338,002	338,002	338,002	338,002	338,002	338,002
Common stockholders' equity	3,811,701	3,788,326	3,801,375	3,783,123	3,787,244	3,754,756
Total stockholders' equity	4,149,703	4,126,328	4,139,377	4,121,125	4,125,246	4,092,758
Total liabilities and stockholders' equity	$40,072,435	$39,918,386	$39,413,181	$39,063,543	$38,907,479	$38,551,038

Selected balance sheet information:
Total interest-earning assets(1)	$36,789,339	$36,677,134	$36,099,580	$35,813,498	$35,594,208	$35,310,447
Total interest-bearing liabilities	29,685,139	29,523,032	28,872,365	28,856,235	28,722,103	28,579,449
Net interest-earning assets	$7,104,200	$7,154,102	$7,227,215	$6,957,263	$6,872,105	$6,730,998

Tangible common equity(1)(2)	$2,419,334	$2,392,099	$2,401,176	$2,378,922	$2,376,444	$2,337,751
Unrealized gain (loss) on available for sale securities, net of tax(3)	1,246	(9,577)	29,877	37,464	68,194	52,244

Total core deposits	$25,606,711	$25,357,001	$24,942,599	$24,426,450	$24,515,547	$23,905,674

Originated loans(4)	$21,361,753	$21,101,040	$20,591,532	$19,929,719	$19,528,609	$19,295,553
Acquired loans(5)	2,873,372	2,998,530	3,138,568	3,517,525	3,681,354	3,834,931
Credit related discount on acquired loans(6)	(56,744)	(61,644)	(63,901)	(78,827)	(91,689)	(93,102)
Total Loans	$24,178,381	$24,037,926	$23,666,199	$23,368,417	$23,118,274	$23,037,382

(1) Includes interest bearing cash and cash equivalents, investment securities at amortized cost, loans held for sale, and total loans and leases.
(2) The tables in this earnings release present the computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(3) Excludes unamortized unrealized gains recorded in accumulated other comprehensive income related to available for sale securities transferred to held to maturity.
(4) Originated loans represent total loans excluding acquired loans.
(5) Carrying value of acquired loans plus the principal not expected to be collected.
(6) Principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Average Balance Sheet and Related Tax Equivalent Yields & Rates
(in millions)
	For the three months ended
	March 31, 2016			December 31, 2015			March 31, 2015
	Average	Interest(1)	Yields	Average	Interest(1)	Yields	Average	Interest(1)	Yields
	Balances		and Rates(1)	Balances		and Rates(1)	Balances		and Rates(1)

Interest-earning assets:
Loans and leases(2)
Commercial:
Real estate	$8,625	$79	3.61%	$8,476	$77	3.57%	$8,263	$74	3.60%
Business	6,062	52	3.42	5,971	50	3.28	5,797	50	3.43
Total commercial loans	14,687	131	3.53	14,447	127	3.45	14,060	124	3.53
Consumer:
Residential real estate	3,346	31	3.65	3,346	31	3.65	3,338	32	3.78
Home equity	3,066	30	3.93	3,052	29	3.80	2,939	28	3.91
Indirect auto	2,420	18	2.91	2,369	17	2.90	2,187	15	2.79
Credit cards	297	9	11.80	305	9	11.45	311	9	11.74
Other consumer	242	4	8.57	250	5	8.50	275	6	8.49
Total consumer loans	9,371	92	3.94	9,322	91	3.88	9,050	90	4.02
Total loans and leases	24,058	223	3.73	23,769	218	3.65	23,110	214	3.75
Residential MBS	7,864	48	2.43	7,705	47	2.44	7,180	45	2.49
Commercial MBS	997	12	4.68	1,126	12	4.31	1,404	11	3.26
Other investment securities (3)	3,513	30	3.53	3,540	31	3.47	3,554	31	3.52
Total securities, at amortized cost	12,374	90	2.92	12,371	90	2.90	12,138	87	2.88
Money market and other investments	205	1	1.37	88	1	2.29	158	-	1.01
Total interest-earning assets	36,637	$314	3.45%	36,228	$309	3.38%	35,406	$302	3.45%
Goodwill and other intangibles	1,394			1,398			1,414
Other noninterest-earning assets	1,929			1,951			1,887

Total assets	$39,960			$39,577			$38,707

Interest-bearing liabilities:
Deposits
Savings accounts	$3,371	$1	0.09%	$3,364	$1	0.09%	$3,432	$-	0.08%
Interest-bearing checking	5,362	-	0.03	5,333	-	0.03	5,001	-	0.03
Money market deposits	10,725	9	0.32	10,719	8	0.30	10,132	7	0.26
Certificates of deposit	3,726	9	0.97	3,515	8	0.89	3,778	8	0.84
Total interest bearing deposits	23,184	19	0.32%	22,931	17	0.30%	22,343	15	0.28%
Borrowings
Short-term borrowings	3,815	7	0.72%	4,014	6	0.56%	5,125	6	0.46%
Long-term borrowings	2,416	15	2.62	1,971	14	2.89	1,027	13	4.98
Total borrowings	6,231	22	1.46	5,985	20	1.33	6,152	19	1.21
Total interest-bearing liabilities	29,415	$41	0.56%	28,916	$37	0.51%	28,495	$34	0.48%
Noninterest-bearing deposits	5,666			5,868			5,430
Other noninterest-bearing liabilities	725			640			654
Total liabilities	35,806			35,424			34,579
Total stockholders' equity	4,154			4,153			4,128
Total liabilities and stockholders' equity	$39,960			$39,577			$38,707

Net interest income (FTE)		$273			$272			$268
Taxable Equivalent Adjustment(1)		5			5			5

Total core deposits	$25,124	$10	0.15%	$25,284	$9	0.15%	$23,995	$7	0.13%
Total transactional deposits	11,028	-	0.02%	11,201	-	0.02%	10,431	-	0.01%
Total deposits	28,850	19	0.26%	28,799	17	0.24%	27,773	15	0.22%

Tax equivalent net interest rate spread			2.89%			2.87%			2.97%
Tax equivalent net interest rate margin			3.00%			2.98%			3.07%

(1) Tax equivalent interest income is calculated using a 35% tax rate.
(2)Includes nonaccrual loans.
(3) Includes debt securities, collateralized loan obligations, asset-backed securities, FHLB and FRB common stock, and other investment securities.

First Niagara Financial Group, Inc.
Allowance for Loans and Lease Losses & Asset Quality
(in thousands)
	2016	2015				2014
	First	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter

Beginning balance	$242,036	$238,700	$235,600	$231,138	$234,251	$222,753
Net loan (charge-offs) recoveries:
Commercial real estate	$(254)	$(1,476)	$(2,686)	$(5,525)	$(5,825)	$(2,008)
Commercial business	(3,903)	(10,441)	(6,286)	(3,513)	(4,178)	(12,650)
Residential real estate	(135)	(94)	(230)	(197)	(266)	(476)
Home equity	(995)	(723)	(1,056)	(1,367)	(1,526)	(1,406)
Indirect auto	(2,030)	(2,122)	(1,743)	(1,342)	(1,226)	(2,241)
Credit cards	(2,654)	(2,450)	(2,215)	(2,522)	(2,450)	(2,464)
Other consumer	(1,784)	(1,758)	(1,952)	(1,528)	(1,807)	(1,457)
Total net loan charge-offs	$(11,755)	$(19,064)	$(16,168)	$(15,994)	$(17,278)	$(22,702)
Provision for loan losses	22,519	22,400	19,268	20,456	14,165	34,200
Ending balance	$252,800	$242,036	$238,700	$235,600	$231,138	$234,251

Supplemental information
Allowance to loans	1.05%	1.01%	1.01%	1.01%	1.00%	1.02%
Allowance for originated loans to originated loans(1)	1.16%	1.12%	1.13%	1.15%	1.15%	1.18%

Net charge-offs (recoveries) to average loans (annualized)
Commercial real estate	0.01%	0.07%	0.13%	0.27%	0.29%	0.10%
Commercial business	0.26%	0.70%	0.42%	0.24%	0.29%	0.87%
Total commercial loans	0.11%	0.33%	0.25%	0.26%	0.28%	0.42%
Residential real estate	0.02%	0.01%	0.03%	0.02%	0.03%	0.06%
Home equity	0.13%	0.09%	0.14%	0.18%	0.21%	0.19%
Indirect auto	0.34%	0.36%	0.30%	0.24%	0.22%	0.42%
Credit cards	3.57%	3.21%	2.90%	3.32%	3.16%	3.13%
Other consumer	2.95%	2.81%	3.06%	2.35%	2.63%	2.06%
Total consumer loans	0.33%	0.31%	0.32%	0.31%	0.33%	0.36%
Total loans	0.20%	0.32%	0.28%	0.28%	0.30%	0.40%

Net charge-offs (recoveries) of originated loans to average originated loans (annualized)(1)
Commercial real estate	0.00%	0.08%	0.14%	0.31%	0.24%	0.06%
Commercial business	0.26%	0.72%	0.44%	0.25%	0.31%	0.93%
Total commercial loans	0.11%	0.36%	0.27%	0.28%	0.27%	0.44%
Residential real estate	0.02%	0.02%	0.04%	0.04%	0.05%	0.09%
Home equity	0.16%	0.14%	0.14%	0.17%	0.16%	0.15%
Indirect auto	0.34%	0.36%	0.30%	0.24%	0.22%	0.42%
Credit cards	3.57%	3.21%	2.90%	3.32%	3.16%	3.13%
Other consumer	2.95%	2.81%	3.06%	2.35%	2.63%	2.06%
Total consumer loans	0.40%	0.39%	0.38%	0.37%	0.38%	0.44%
Total loans	0.22%	0.37%	0.31%	0.31%	0.31%	0.44%

Nonperforming loans:
Originated(1):
Commercial real estate	$37,087	$44,438	$54,699	$60,021	$65,655	$53,164
Commercial business	71,999	56,382	45,389	42,979	54,506	45,201
Residential real estate	30,234	31,513	32,455	32,877	32,791	33,652
Home equity	35,701	35,561	34,191	27,092	26,163	23,749
Indirect auto	16,536	15,131	13,795	13,066	13,399	12,616
Other consumer	5,093	5,201	5,047	4,917	5,065	5,140
Total originated nonperforming loans	196,650	188,226	185,576	180,952	197,579	173,522
Total acquired nonperforming loans(2)	24,874	25,335	25,365	26,553	30,236	30,223
Total nonperforming loans	221,524	213,561	210,941	207,505	227,815	203,745
Real estate owned	16,457	16,063	18,359	17,397	19,128	20,541
Total nonperforming assets(3)	$237,981	$229,624	$229,300	$224,902	$246,943	$224,286

Accruing troubled debt restructurings (TDR)	$63,659	$62,630	$60,941	$64,643	$64,401	$67,102
Loans 90 days past due still accruing(4)	57,259	67,718	69,879	78,279	87,213	93,903
Total classified loans(5)	601,539	602,912	591,771	592,148	615,518	609,316
Total criticized loans(6)	$954,480	$944,779	$858,243	$938,951	$990,656	$1,041,050

Total nonperforming loans to loans	0.92%	0.89%	0.89%	0.89%	0.99%	0.88%
Total nonperforming originated loans to originated loans(1)	0.92%	0.89%	0.90%	0.91%	1.01%	0.90%
Total nonperforming assets to loans and real estate owned	0.98%	0.95%	0.97%	0.96%	1.07%	0.97%
Total nonperforming assets to assets	0.59%	0.58%	0.58%	0.58%	0.63%	0.58%
Allowance to nonperforming loans	114.1%	113.3%	113.2%	113.5%	101.5%	115.0%

Originated loans(1)	$21,361,753	$21,101,040	$20,591,532	$19,929,719	$19,528,609	$19,295,553
Acquired loans(7)	2,873,372	2,998,530	3,138,568	3,517,525	3,681,354	3,834,931
Credit related discount on acquired loans(8)	(56,744)	(61,644)	(63,901)	(78,827)	(91,689)	(93,102)
Total Loans	$24,178,381	$24,037,926	$23,666,199	$23,368,417	$23,118,274	$23,037,382

(1) Originated loans represent total loans excluding acquired loans.
(2) Nonperforming acquired loans include certain lines of credit that are considered nonaccruing.
(3) Does not include a $5.5 million nonperforming loan that was classified as held for sale at March 31, 2015, which was sold and for which we received the proceeds on April 2, 2015.
(4) Includes acquired loans that were originally recorded at fair value upon acquisition, credit card loans, and loans that have matured which are in the process of collection.
(5) Includes consumer loans, which are considered classified when they are 90 days or more past due. Classified loans include substandard, doubtful, and loss, which are consistent with regulatory definitions, and as described in Item 1, "Business", under the heading "Asset Quality Review" in our Annual Report on 10-K for the year ended December 31, 2015.
(6) Criticized loans includes consumer loans when they are 90 days or more past due. Criticized loans include special mention, substandard, doubtful, and loss.
(7) Represents the carrying value of acquired loans plus the principal not expected to be collected.
(8) Represent principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Key Statistics
(Risk weighted assets in millions; share counts in thousands)

	2016	2015				2014
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,

First Niagara Financial Group, Inc. capital ratios(1)(2):
Tier 1 risk based capital	10.12%	10.08%	10.05%	10.03%	10.02%	9.81%
Total risk based capital	12.09%	12.01%	11.97%	11.96%	11.95%	11.75%
Common equity tier 1 capital	8.58%	8.55%	8.52%	8.50%	8.48%	N/A
Tier 1 common capital(3)	N/A	N/A	N/A	N/A	N/A	8.20%
Leverage	7.55%	7.62%	7.66%	7.60%	7.56%	7.50%
Equity to assets	10.36%	10.34%	10.50%	10.55%	10.60%	10.62%
Tangible common equity to tangible assets(3)	6.25%	6.21%	6.32%	6.32%	6.34%	6.30%
Total risk weighted assets	$28,809	$28,881	$28,716	$28,445	$28,152	$28,186

First Niagara Bank, N.A capital ratios(1)(2):
Tier 1 risk based capital	10.73%	10.65%	10.67%	10.66%	10.65%	10.48%
Total risk based capital	11.67%	11.55%	11.56%	11.54%	11.53%	11.37%
Common equity tier 1 capital	10.73%	10.65%	10.67%	10.66%	10.65%	N/A
Leverage	8.00%	8.05%	8.12%	8.07%	8.03%	8.01%
Total risk weighted assets	$28,742	$28,813	$28,632	$28,359	$28,068	$28,146

Number of branches	392	392	394	394	394	411
Full time equivalent employees	5,322	5,428	5,397	5,364	5,322	5,572

Share information and per share metrics:
Common shares outstanding	354,977	354,762	354,788	354,890	353,717	353,388
Preferred shares outstanding	14,000	14,000	14,000	14,000	14,000	14,000
Treasury shares	11,025	11,240	11,214	11,112	12,285	12,614
Market price (NASDAQ: FNFG):	$9.68	$10.85	$10.21	$9.44	$8.84	$8.43
Book value per common share(4)	10.84	10.78	10.82	10.77	10.80	10.71
Tangible book value per common share(3)(4)	6.88	6.81	6.84	6.77	6.78	6.67
Price/Book	89.30%	100.65%	94.36%	87.65%	81.85%	78.71%
Price/Tangible book(1)	140.70%	159.32%	149.27%	139.44%	130.38%	126.39%
Common stock dividends	$0.08	$0.08	$0.08	$0.08	$0.08	$0.08
Preferred stock dividends	0.54	0.54	0.54	0.54	0.54	0.54
Dividend payout ratio	72.73%	66.67%	53.33%	53.33%	66.67%	47.06%
Dividend yield (annualized)	3.32%	2.93%	3.11%	3.40%	3.67%	3.77%

(1) Represents an estimate as of March 31, 2016. All preceding quarters represent actual amounts.
(2) Basel III Transitional rules became effective for us on January 1, 2015.  Ratios and amounts presented prior to March 31, 2015 are calculated under Basel I rules.  As of March 31, 2015, the ratios presented are calculated under the Basel III Standardized Transitional Approach.  Common equity tier 1 capital under Basel III replaced Tier 1 common capital under Basel I.  Prior to Basel III becoming effective on January 1, 2015, tier 1 common capital under Basel I was a non-GAAP financial measure.

(3) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(4) Share count excludes unallocated ESOP shares prior to January 1, 2015 and unvested restricted stock shares.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation
(in thousands, except per share amounts)

	2016	2015				2014
	First	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
Financial ratios computed on an operating basis(1):
Earnings per basic share	$0.14	$0.16	$0.15	$0.15	$0.15	$0.15
Earnings per diluted share	$0.14	$0.15	$0.15	$0.15	$0.15	$0.15
Weighted average shares outstanding - basic(2)	351,372	351,306	351,293	351,126	350,741	350,444
Weighted average shares outstanding - diluted(2)	353,965	353,797	353,248	352,791	352,621	352,152
Noninterest income as a percentage of net revenue(3)	22.81%	25.12%	24.05%	24.76%	23.83%	22.24%
Pre-tax, pre-provision income	104,780	108,531	101,501	101,818	101,667	98,714
Pre-tax, pre-provision income per diluted share	$0.30	$0.31	$0.29	$0.29	$0.29	$0.28
Pre-tax, pre-provision return on average assets	1.05%	1.09%	1.03%	1.05%	1.07%	1.02%
Net interest margin(4)	3.00%	2.98%	2.98%	3.02%	3.07%	3.11%
Interest yield on average loans(4)	3.73%	3.65%	3.64%	3.73%	3.75%	3.78%
Rate paid on interest-bearing liabilities	0.56%	0.51%	0.50%	0.49%	0.48%	0.45%
Efficiency ratio	69.8%	69.5%	70.7%	70.9%	70.5%	71.5%
Effective tax rate	30.2%	26.6%	26.0%	24.7%	30.0%	3.7%
Return on average assets	0.58%	0.63%	0.61%	0.63%	0.65%	0.63%
Return on average equity	5.56%	6.00%	5.78%	5.90%	6.12%	5.82%
Return on average tangible equity(5)	8.37%	9.05%	8.73%	8.94%	9.30%	8.85%
Return on average common equity	5.26%	5.75%	5.51%	5.63%	5.85%	5.54%
Return on average tangible common equity(6)	8.29%	9.07%	8.72%	8.94%	9.34%	8.85%

Reconciliation of noninterest expense on operating basis to reported noninterest expense(1):
Total noninterest expense on operating basis (Non-GAAP)	$241,879	$247,419	$245,433	$247,899	$243,521	$248,246
Merger and acquisition integration expenses	13,473	14,198	-	-	-	-
Restructuring charges	-	3,378	-	-	17,517	9,066
Deposit account remediation	-	-	-	-	-	(23,000)
Total reported noninterest expense (GAAP)	$255,352	$264,995	$245,433	$247,899	$261,038	$234,312

Reconciliation of net operating income to net income(1):
Net operating income (Non-GAAP)	$57,448	$62,813	$60,482	$61,010	$62,246	$60,697
Nonoperating income and expenses, net of tax:
Merger and acquisition integration expenses	9,141	9,919	-	-	-	-
Restructuring charges	-	2,094	-	-	10,861	6,364
Deposit account remediation	-	-	-	-	-	(14,734)
Total nonoperating expenses, net of tax	9,141	12,013	-	-	10,861	(8,370)
Net income (GAAP)	$48,307	$50,800	$60,482	$61,010	$51,385	$69,067

Reconciliation of net operating income available to common stockholders to net income available to common stockholders(1):
Net operating income available to common stockholders (Non-GAAP)	$49,901	$55,266	$52,935	$53,463	$54,699	$53,150
Nonoperating income and expenses, net of tax:
Merger and acquisition integration expenses	9,141	9,919	-	-	-	-
Restructuring charges	-	2,094	-	-	10,861	6,364
Deposit account remediation	-	-	-	-	-	(14,734)
Total nonoperating income and expenses, net of tax	9,141	12,013	-	-	10,861	(8,370)
Net income available to common stockholders (GAAP)	$40,760	$43,253	$52,935	$53,463	$43,838	$61,520

Computation of pre-tax,pre-provision income:
Net interest income	$267,591	$266,549	$263,491	$263,110	$262,944	$269,783
Noninterest income	79,068	89,401	83,443	86,607	82,244	77,177
Noninterest expense	(255,352)	(264,995)	(245,433)	(247,899)	(261,038)	(234,312)
Pre-tax, pre-provision income (GAAP)	91,307	90,955	101,501	101,818	84,150	112,648
Add back: non-operating noninterest expenses (1)	-	17,576	-	-	17,517	(13,934)
Pre-tax, pre-provision income (Non-GAAP)(1)	$91,307	$108,531	$101,501	$101,818	$101,667	$98,714

(1) Noninterest expense on an operating basis, net operating income, and pre-tax, pre-provision income on an operating basis are non-GAAP measures that we believe provide meaningful comparisons of our underlying operational performance and facilitates investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, we believe exclusion of these nonoperating items enables management to perform a more effective evaluation and comparison of our results and to assess performance in relation to our ongoing operations.
(2) Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Net revenue is comprised of net interest income and noninterest income.
(4) Yields and rates calculated on a tax equivalent basis.
(5) Tangible equity is a non-GAAP measure and excludes goodwill and other intangibles.
(6) Tangible common equity is a non-GAAP measure and excludes goodwill and other intangibles as well as preferred stock.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation (Cont.)
(in thousands, except per share amounts)

	2016	2015				2014
	First	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
Computation of Ending Tangible Assets:
Total assets	$40,072,435	$39,918,386	$39,413,181	$39,063,543	$38,907,479	$38,551,038
Less: Goodwill and other intangibles	(1,392,367)	(1,396,227)	(1,400,199)	(1,404,201)	(1,410,800)	(1,417,005)
Tangible assets	$38,680,068	$38,522,159	$38,012,982	$37,659,342	$37,496,679	$37,134,033

Computation of Average Tangible Assets:
Total assets	$39,959,615	$39,576,697	$39,051,359	$38,913,219	$38,706,545	$38,317,930
Less: Goodwill and other intangibles	(1,394,178)	(1,398,122)	(1,402,138)	(1,407,946)	(1,413,765)	(1,420,119)
Tangible assets	$38,565,437	$38,178,575	$37,649,221	$37,505,273	$37,292,780	$36,897,811

Computation of Ending Tangible Equity:
Total stockholders' equity	$4,149,703	$4,126,328	$4,139,377	$4,121,125	$4,125,246	$4,092,758
Less: Goodwill and other intangibles	(1,392,367)	(1,396,227)	(1,400,199)	(1,404,201)	(1,410,800)	(1,417,005)
Tangible equity	$2,757,336	$2,730,101	$2,739,178	$2,716,924	$2,714,446	$2,675,753

Computation of Ending Tangible Common Equity:
Total stockholders' equity	$4,149,703	$4,126,328	$4,139,377	$4,121,125	$4,125,246	$4,092,758
Less: Goodwill and other intangibles	(1,392,367)	(1,396,227)	(1,400,199)	(1,404,201)	(1,410,800)	(1,417,005)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$2,419,334	$2,392,099	$2,401,176	$2,378,922	$2,376,444	$2,337,751

Computation of Average Tangible Equity:
Total stockholders' equity	$4,154,033	$4,152,977	$4,149,635	$4,145,334	$4,127,743	$4,141,141
Less: Goodwill and other intangibles	(1,394,178)	(1,398,122)	(1,402,138)	(1,407,946)	(1,413,765)	(1,420,119)
Tangible equity	$2,759,855	$2,754,855	$2,747,497	$2,737,388	$2,713,978	$2,721,022

Computation of Average Tangible Common Equity:
Total stockholders' equity	$4,154,033	$4,152,977	$4,149,635	$4,145,334	$4,127,743	$4,141,141
Less: Goodwill and other intangibles	(1,394,178)	(1,398,122)	(1,402,138)	(1,407,946)	(1,413,765)	(1,420,119)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$2,421,853	$2,416,853	$2,409,495	$2,399,386	$2,375,976	$2,383,020

Computation of Tier 1 Common Capital:
Tier 1 capital	N/A	N/A	N/A	N/A	N/A	$2,764,117
Less: Qualifying restricted core capital elements	N/A	N/A	N/A	N/A	N/A	(113,785)
Less: Perpetual non-cumulative preferred stock	N/A	N/A	N/A	N/A	N/A	(338,002)
Tier 1 common capital (Non-GAAP)	N/A	N/A	N/A	N/A	N/A	$2,312,330

First Niagara Contacts

Investors:
Ram Shankar
Senior Vice President,
Investor Relations
(716) 270-8623
ram.shankar@fnfg.com

News Media:
David Lanzillo
Senior Vice President,
Corporate Communications
(716) 819-5780
david.lanzillo@fnfg.com